Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion of our report of Royale Energy, Inc. (the “Company”) dated February 16, 2022, in the Annual Report on Form 10-K for the year ended December 31, 2021, of the Company and its subsidiaries, to be filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC. By: /s/ Danny D. Simmons Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

May 19, 2023